Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of KonaTel, Inc. (the “Registrant”) on Form 10-K for period beginning October 1, 2017, and the year ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Transition Report”), we, D. Sean McEwen, Chairman, President, CEO and a director, and Brian R. Rifle, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Transition Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Transition Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: June 29, 2018	By:	/s/ D. Sean McEwen
D. Sean McEwen, Chairman, President, CEO and Director

Date: June 29, 2018	By:	/s/ Brian R. Riffle
Brian R. Riffle, Chief Financial Officer